                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-19139; Form S-3, File No. 333-76143; Form S-8,
File No. 33-83452; Form S-8, File No. 33-99556; Form S-8, File No. 333-29595;
Form S-8, File No. 333-72279 and Form S-8, File No. 333-71239.

/s/ ARTHUR ANDERSEN LLP

Vienna, VA
April 2, 2001